UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-51626	52-1990078
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1020 Hull Street, 3rd Floor, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosures.

During Under Armour’s February 7, 2006 conference call and webcast to discuss financial results, Chief Financial Officer Wayne Marino clarified that the Company’s anticipated 20-25% increase in net income for 2006 (as described in the Company’s press release dated February 7, 2006 and Report on Form 8-K dated February 7, 2006) reflects a comparison with the Company’s 2005 net income exclusive of the one-time charge for 2005 associated with the redemption of the Company’s Series A preferred stock in connection with the Company’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: February 7, 2006	By:	/s/ Wayne F. Marino
Wayne F. Marino
Senior Vice President and Chief Financial Officer.